Exhibit 99.1

Beeline Has a Record Lock Day On The Federal Reserve’s Announcement Of a 25-Basis-Point Rate Cut

PROVIDENCE, RI — Oct. 30, 2025 (NASDAQ: BLNE) — via IBN -- Beeline, the digital mortgage lender built for next-generation homeowners, today announced it locked 21 loans and just under $8 million in locked volume on Thursday October 29th, the same day the Fed announced rate cuts for a second consecutive month setting new highs for the emerging digital lender’s leading indicators. Locked loans and locked volume are the strongest indicators for revenue over the next 30 to 45 days.

Beeline announced it was debt-free in September, and is trending toward being cash-flow positive by Q1 of 2026. Beeline’s AI-driven proprietary platform is built to quickly scale its business as the market heads into a more favorable environment.

“Our key performance indicators are quickly improving which we knew would happen as the market normalized,” said Co-founder and CEO Nick Liuzza. “We fought through the worst real estate market in 30 years to put Beeline in a position to capitalize when conditions normalized and here we are as the industry headwinds are turning into tailwinds. While it was a good day, it’s only the beginning of a strong run.”

Earlier in the week the company announced its new fractional sale-of-equity product--BeelineEquity designed to infuse liquidity into the market for baby boomers and other homeowners looking for debt-free liquidity options.

“The past three years haven’t been easy, but with our major investments behind us and a dynamic, multi-product lending platform now in place, we’re in a strong position. We’re offering more non-QM products than many top lenders and large banks to complement our Conventional business and with the launch of our unique equity product, we now have two powerful revenue streams gaining momentum at the same time — a rare and exciting opportunity,” said Jess Kennedy, Co-Founder and COO of Beeline Financial Holdings, Inc.

Beeline just wrapped up a meeting at the Centurion One Capital Conference in Nassau, Bahamas where it was the number-one requested company for one-on-one meetings.

About Beeline

Beeline is a next-generation mortgage and home-equity company simplifying the path to homeownership and liquidity. By combining blockchain technology, automation, and a customer-first digital experience, Beeline makes financing a home — or unlocking its value — faster, fairer, and more transparent.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company’s prospects including, the impact of locks, its business trends, and its potential to become cash flow positive by Q1 2025. Forward-looking statements are prefaced by words such as “anticipate, “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” believe,” “estimate,” “forecast,” “project,” and similar words. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you, therefore, against relying on any of these forward-looking statements. Our actual results may differ materially from those contemplated by the forward-looking statements for a variety of reasons, including, without limitation, the possibility that estimates, projections and assumptions on which the forward-looking statements are based prove to be incorrect, future interest rate changes, the risks arising from the impact of inflation, tariffs, and a recession which may result on Beeline’s business, prospective customers, and on the national and global economy, our need for additional capital to meet future goals and milestone targets, our ability to attract homeowners to our products and services, the demand for and success of the fractional sale of equity transactions and our collaboration with a related party entity with respect thereto, the potential for regulatory changes and the ability of us and third parties on which we depend to comply with applicable regulatory requirements, and the Risk Factors contained in the company’s Prospectus Supplement dated September 26, 2025 and Form 10-K filed April 15, 2025. Any forward-looking statement made by us in this presentation speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contacts

Investor Relations

ir@makeabeeline.com

Media Inquiries

press@makeabeeline.com

Corporate Communications Contact:

IBN

Austin, Texas

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